Exhibit 4.1

Execution Copy

TRUST AGREEMENT

OF

SANDRIDGE MISSISSIPPIAN TRUST I

This Trust Agreement of SandRidge Mississippian Trust I is entered into effective as of the 30th day of December, 2010 (this “Trust Agreement”), by and among SandRidge Energy, Inc., a Delaware corporation with its principal office in Oklahoma City, Oklahoma (together with its successors and assigns, “SandRidge”), and The Corporation Trust Company, a corporation organized under the laws of the State of Delaware with its principal office in Wilmington, Delaware (“Corporation Trust”), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America with its principal place of business in New York, New York (the “Trustee”), as trustees (Corporation Trust and the Trustee being collectively referred to herein as the “Trustees”). SandRidge and the Trustees hereby agree as follows:

1. The trust created hereby shall be known as “SandRidge Mississippian Trust I” (the “Trust”), in which name the Trustees or SandRidge, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. SandRidge hereby assigns, transfers, conveys and sets over to the Trustee, to hold for the benefit of the Trust, the sum of One Thousand Dollars ($1,000.00). Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitutes a statutory trust under the Delaware Statutory Trust Act, Title 12, Chapter 38 of the Delaware Code, Sections 3801, et seq. (the “Trust Act”), and that this Trust Agreement constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in such form as the Trustees may approve.

3. It is contemplated that the Trust will consummate an initial public offering of its trust securities (the “IPO Transaction”) representing units of beneficial ownership in the Trust. Prior to the consummation of the IPO Transaction, The Foundation for Oklahoma City Public Schools shall be the sole beneficial owner of the Trust. Effective upon consummation of the IPO Transaction, SandRidge and the Trustees will amend and restate this Trust Agreement, in such form as shall be satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of trust securities in the IPO Transaction. The Trustees are hereby empowered to take all actions they deem proper or necessary to effect the transactions contemplated hereby, including, but not limited to, obtaining any licenses, consents or approvals required by applicable law or otherwise. Prior to the execution and delivery of the amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by this Trust Agreement or applicable law. This Trust Agreement may not be amended without the consent of each party hereto.

4. In connection with the contemplated IPO Transaction, SandRidge is hereby authorized (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the “1933 Act Registration Statement”), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of the trust securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the trust securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the “1934 Act Registration Statement”), including all pre-effective and post-effective amendments thereto, relating to the registration of the trust securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as determined by SandRidge, to file with the New York Stock Exchange or other exchange, or the Financial Industry Regulatory Authority, Inc. (“FINRA”), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the trust securities of the Trust to be listed on the New York Stock Exchange or such other exchange, or the NASDAQ Global Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the trust securities of the Trust under the securities or “blue sky” laws of such jurisdictions as SandRidge, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the trust securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the trust securities of the Trust; provided, that SandRidge shall provide the Trustee with an opportunity to review and comment on a draft of the 1933 Act Registration Statement prior to its filing, and SandRidge shall not file such registration statement if the Trustee objects to such filing; provided, further, that the Trustee’s sole responsibility in reviewing or commenting on any such draft of such registration statement shall be to confirm any information therein provided to SandRidge by the Trustee specifically for inclusion in such registration statement.

In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, FINRA, or state securities or “blue sky” laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, FINRA, or state securities or “blue sky” laws; provided, however, that the Trustees in their discretion may resign if they elect not to join in any such filing or to execute any such document.

5. This Trust Agreement may be executed in one or more counterparts.

6. Until such time as this Trust Agreement is amended and restated as contemplated by Section 3 above, the number of trustees of the Trust shall be two, and thereafter the number of trustees of the Trust shall be such number as shall be determined in accordance with the amended and restated Trust Agreement; provided, however, that to the extent required by the Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law and that the Trust shall have at least one other trustee other than Corporation Trust to perform all obligations and duties other than fulfilling the Trust’s obligations pursuant to Section 3807(a) of the Trust Act. Prior to the time this Trust Agreement is amended and restated as contemplated by Section 3 above, SandRidge shall have no power or authority to appoint or remove any trustee of the Trust. Any trustee of the Trust may resign upon thirty days’ prior notice to SandRidge and the other trustee. In the event of the resignation of any trustee, if no successor trustee shall have been appointed within thirty (30) days after notice of such removal or resignation has been given, the remaining trustee may, after delivery of written notice to SandRidge and at the expense of SandRidge, petition a court of competent jurisdiction for the appointment of a successor trustee.

7. Notwithstanding any provision of this Trust Agreement to the contrary, Corporation Trust shall not have any of the powers or duties of the Trustees set forth herein and shall be a Trustee of the Trust for the sole purpose of satisfying the Trust’s obligation pursuant to Section 3807(a) of the Trust Act to have at least one trustee who has its principal place of business in the State of Delaware.

8. Corporation Trust shall not be liable to the Trust or its beneficiaries for any of its acts or omissions except for acts or omissions constituting bad faith or willful misconduct. Corporation Trust shall not have any duty or obligation to manage or deal with the Trust’s property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which Corporation Trust is a party, except as expressly provided by the terms of this Declaration of Trust, and no implied duties or obligations shall be read herein against Corporation Trust, including without limitation that no action requested of Corporation Trust shall require the performance of any investigation, analysis, or other due diligence activities by Corporation Trust in respect to such action or the performance of its duties on behalf of the Trust generally.

9. Pursuant to Section 3803(b) of the Trust Act, Corporation Trust shall not be liable to any person other than the Trust or a beneficiary of the Trust for any act, omission or obligation of the Trust or any trustee thereof and all persons having any claim against Corporation Trust by reason of the transactions contemplated by this Trust Agreement or any other agreement or instrument related to the Trust shall look only to the Trust’s property for payment or satisfaction thereof.

10. Pursuant to Section 3806(c) of the Trust Act, to the extent that at law or in equity Corporation Trust, as trustee, has duties (including fiduciary duties) and liabilities relating to the Trust or to beneficiaries thereof, Corporation Trust’s duties and liabilities are hereby eliminated and restricted to the fullest extent allowable under applicable law and Corporation Trust shall not be liable to the Trust or to any beneficial owner of the Trust for any action taken in good faith reliance on the terms of this Trust Agreement.

11. The Trustees (as such and in their individual capacities) and their respective officers, directors, employees, shareholders and agents shall be indemnified and held harmless by SandRidge with respect to any loss, liability, claim, damage, action, suit, tax, penalty, cost, disbursement or expense of any kind or nature whatsoever (including the reasonable fees and expenses of counsel) incurred by the Trustees (as such and in their individual capacities) arising out of or incurred in connection with the acceptance or performance by the Trustees of their respective duties and obligations contained in this Trust Agreement, the creation, operation, administration or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trustees (including their respective officers, directors, employees, shareholders and agents) shall not be indemnified or held harmless as to any such loss, liability, claim, damage, action, suit, tax, penalty, cost, disbursement or expense of any kind or nature whatsoever (including the reasonable fees and expenses of counsel) incurred by reason of their respective willful misconduct, bad faith or gross negligence. The obligations of SandRidge under this Section 11 shall survive the resignation or removal of the Trustees and the termination of this Trust Agreement.

12. The Trust may not be dissolved and terminated before the issuance of the trust securities of the Trust in the IPO Transaction; provided, that if the IPO Transaction has not been consummated by September 1, 2011, the Trust shall be dissolved and terminated by the Trustees, with any assets comprising the Trust’s estate to be distributed to The Foundation for Oklahoma City Public Schools as beneficiary. In such event, SandRidge shall reimburse the Trustees for any out-of-pocket expenses incurred by them in connection with the transactions contemplated by this Agreement.

13. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles); PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS AGREEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS (OTHER THAN THE TRUST ACT) THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS,

AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THIS AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

IN WITNESS WHEREOF, SandRidge, the Trustee and Corporation Trust have caused this Agreement to be duly executed the day and year first above written.

SANDRIDGE ENERGY, INC.

By:	/s/ Tom L. Ward

Name: Tom L. Ward
Title: CEO and President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as TRUSTEE

By:	/s/ Michael Ulrich

Name: Michael Ulrich
Title: Vice President

CORPORATION TRUST COMPANY

By:	/s/ Victor A. Duva

Name: Victor A. Duva
Title: Vice President

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